Registration No. 333-108510
As filed with the Securities and Exchange Commission on February 6, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8 POS
(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KOOR INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Azrieli Center3, Triangle Tower- 43rd Floor, Tel Aviv 67023, Israel
(Address of Principal Executive Offices) (Zip Code)

Koor Industries Ltd. Option Plan for Officers and Employees for the Year 2003
 (Full title of the plan)

Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 302-738-6680
(Name, address of agent for service)

302-738-6680
(Telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This post-effective amendment relates to the Registration Statement on Form S-8 (Registration No. 333-108510) (the "Registration Statement") filed by Koor Industries Ltd. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on September 4, 2003 pertaining to the ordinary shares of the Registrant to be offered under the Koor Industries Ltd. Option Plan for Officers and Employees for the Year 2003.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Israel on this 6th day of February 2008.

Koor Industries Ltd.

By: /s/ Raanan Cohen
Name: Raanan Cohen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
__________________ Ami Erel	Chairman of the Board of Directors	February __, 2008
/s/ Raanan Cohen Raanan Cohen	Chief Executive Officer	February 6, 2008
/s/ Michal Yageel Michal Yageel	Corporate Controller (Principal Accounting Officer)	February 6, 2008
________________ Nochi Dankner	Director	February __, 2008
/s/ Avraham (Avi) Fischer Avraham (Avi) Fischer	Director	February 6, 2008
/s/ Isaac Manor Isaac Manor	Director	February 6, 2008
/s/ Zvi Livnat Zvi Livnat	Director	February 6, 2008
_________________ Haim Gavrieli	Director	February __, 2008
_________________ Marc Schimmel	Director	February __, 2008
_________________ Rafi Bisker	Director	February __, 2008
/s/ Gideon Lahav Gideon Lahav	Director	February 6, 2008
/s/ Dr. Ayelet Ben Ezer Dr. Ayelet Ben Ezer	Director	February 6, 2008
/s/ Shlomo Risman Shlomo Risman	Director	February 6, 2008
/s/ Avraham Asheri Avraham Asheri	Director	February 6, 2008
Puglisi & Associates	Authorized Representative in the United States	February 6, 2008
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director